Exhibit 10.2

PROMISSORY NOTE

Principal $2,600,000.00	Loan Date 09-28-2017	Maturity 10-01-2037	Loan No xxxxxxxx885	Call / Coll RC-C 1e2 1 40	Account 720	Officer *v.v.,	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "'" has been omitted due to text length limitations.

Borrower:	Art's-Way Manufacturing Co., Inc. 5556 Highway 9 Armstrong, IA 50514-7566	Lender:	Bank Midwest Armstrong Branch PO Box 136 500 6th Street Armstrong, IA 50514

Principal Amount: $2,600,000.00	Date of Note: September 28, 2017

PROMISE TO PAY. Art's-Way Manufacturing Co., Inc. ("Borrower") promises to pay to Bank Midwest ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Six Hundred Thousand & 00/100 Dollars ($2,600,000.00), together with interest on the unpaid principal balance from September 28, 2017, until paid in full.

PAYMENT. Borrower will pay this loan in full immediately upon Lender's demand. If no demand is made, subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 60 monthly consecutive principal and interest payments in the initial amount of $17,270.57 each, beginning November 1, 2017, with interest calculated on the unpaid principal balances using an initial interest rate of 5.000% per annum based on a year of 360 days; 179 monthly consecutive principal and interest payments in the initial amount of $17,270.57 each, beginning November 1, 2022, with interest calculated on the unpaid principal balances using an interest rate based on the Wall Street Journal Rate as published in the Wall Street Journal Money Rates section (currently 4.250%), plus a margin of 0.750%, resulting in an initial interest rate of 5.000% per annum based on a year of 360 days; and one principal and interest payment of $17,270.46 on October 1, 2037, with interest calculated on the unpaid principal balances using an interest rate based on the Wall Street Journal Rate as published in the Wall Street Journal Money Rates section (currently 4.250%), plus a margin of 0.750%, resulting in an initial interest rate of 5.000% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any wriften payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 5:30 PM Central Time, Lender will credit Borrower's payment on the next business day.

ADJUSTABLE INTEREST RATE CHANGE. This is a variable rate loan and the payment amounts may change after the 60th payment and every 60th payment thereafter.

VARIABLE INTEREST RATE. For the first 60 payments, the interest rate on this loan will be 5.000%. Thereafter, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Rate as published in the Wall Street Journal Money Rates section (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each five (5) years. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.150% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All wriften communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank Midwest, Armstrong Branch, PO Box 136, 500 6th Street, Armstrong, IA 50514.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the final interest rate described in this Note applying after maturity, or after maturity would have occurred had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in

PROMISSORY NOTE
Loan No:	(Continued)	Page 2

any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or fumished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or fumished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by any and all security documents, including, but not limited to, all Security Agreements, Supplemental Security Agreements, all Guaranties, Real Estate Mortgages and Assignment of Rents including Real Estate Mortgage dated 9/28/2017.

PURPOSE OF LOAN. The specific purpose of this loan is: Refinance U.S. Bank LT Debt-Armstrong, Monona, Ohio, Dubuque.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

ART'S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie Gunnerson	By:	/s/ Amber J. Murra
	Carrie Gunnerson, CEO/Secretary of Art's-Way		Amber J Murra, CFO/Treasurer of Art's-Way
	Manufacturing Co., Inc.		Manufacturing Co., Inc.

PROMISSORY NOTE
Loan No:	(Continued)	Page 3

LENDER:

BANK MIDWEST

X	/s/ Jeffrey J Newlin
Jeffrey J Newlin, SVP Community Bank President

LaserPro, Ver. 17.2.10.037 Copr. D*H USA Corporation 1997, 2017. All Rights Reserved. - IA ROSIALASERPRMCF1',LPLT:120.FC TR-2211 PR-140

rPro, Ver. 17.2.10.037 Copr. D-tH USA Corporation 1997, 2017. All Rights Reserved. - IA R1DSMLASERPROCFALP01213.FC TR-2211 PR-140

R-140